Exhibit 99(h)(3)

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of [MONTH]___, 202X, is made by and between Manning & Napier Fund, Inc. (the “Company”), a corporation organized under the State of Maryland, on behalf of itself and its current series as identified on Schedule A hereto, severally and not jointly (each, an “Acquired Fund” and, collectively, the “Acquired Funds”), and [INSERT TRUST], a [statutory trust organized under the laws of the State of Delaware] (the “[Trust]”), on behalf of itself and its current series identified on Schedule A, severally and not jointly (each, an “Acquiring Fund” and, collectively, the “Acquiring Funds”, and together with the Acquired Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act, as interpreted or modified by the SEC or its staff from time to time (the “Rule”), permits registered investment companies, such as the Acquiring Fund, to invest in shares of other registered investment companies, such as the Acquired Fund, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule;

WHEREAS, an acquiring fund may, from time to time, invest in shares of one or more acquired funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, the Acquiring Fund wishes to invest in shares of the Acquired Fund in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule and pursuant to the terms and conditions set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Terms of Investment.

(a) In order to help reasonably address the risk of undue influence on the Acquired Fund by the Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, the Parties agree as follows:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request [ETF Transactions: from the Authorized Participant acting as an intermediary to execute the Acquiring Fund’s transaction] partially or wholly in-kind.

(ii) [For Acquired Mutual Fund Transactions] [Timing/advance notice of redemptions. The Acquiring Fund will use reasonable efforts to spread large redemption requests (greater than 2% of the Acquired Fund’s total outstanding shares) over multiple days and to provide written notification at least 5 business days in advance of such redemption requests to the Acquired Fund whenever practicable and consistent with the Acquiring Fund’s best interests. [The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing, and manner in which a redemption request is submitted, if any.]]

[For Acquired ETF Transactions] [Timing/advance notice of redemptions. Only upon the request of the Acquired ETF, the Acquiring Fund will use reasonable efforts to spread orders given to an Authorized Participant that reasonably are expected to result in that Authorized Participant redeeming shares from the Acquired ETF (greater than [ ]% of the Acquired ETF’s total outstanding shares) over multiple days or to provide advance notification of such orders to the Acquired Fund whenever practicable and only if consistent with the Acquiring Fund’s and its shareholders’ best interests. [The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to sell the Acquired ETF shares and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any. The Acquiring Fund and Acquired ETF each acknowledge and agree that this voluntary notification provision does not apply to trades placed by the Acquiring Fund in secondary markets.]]

(iii) Scale of investment. Upon a reasonable request by the Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund. In no event will the Acquiring Fund be permitted to invest in more than the percentage of the Acquired Fund’s total outstanding shares set forth in Schedule A.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in the Acquired Fund, Acquired Fund shall provide Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.

2.	Representations of the Acquired Funds.

[(a)] In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all applicable conditions of the Rule; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund.

[(b)] ADD where MN is the Acquiring Fund] [Any of the provisions of this Agreement notwithstanding, the Acquired Fund represents and warrants to Acquiring Fund that it operates, and will continue to operate, in compliance with the 1940 Act, and the SEC’s rules and regulations thereunder. The Acquired Fund agrees that the Acquiring Fund is entitled to rely on the representations contained in this Agreement and that the Acquiring Fund has no independent duty to monitor the Acquired Fund’s or its investment adviser’s or, if applicable, its subadviser’s compliance with this Agreement, the 1940 Act, or the SEC’s rules and regulations thereunder.]

3.	Representations of the Acquiring Funds.

(a) In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all applicable conditions of the Rule; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund or with this Agreement.

(b) Any of the provisions of this Agreement notwithstanding, the Acquiring Fund represents and warrants to Acquired Fund that it operates, and will continue to operate, in compliance with the 1940 Act, and the SEC’s rules and regulations thereunder. The Acquiring Fund agrees that the Acquired Fund is entitled to rely on the representations contained in this Agreement and that the Acquired Fund has no independent duty to monitor the Acquiring Fund’s or its investment adviser’s or, if applicable, its subadviser’s compliance with this Agreement, the 1940 Act, or the SEC’s rules and regulations thereunder.

(c) The Acquiring Fund shall promptly provide the Acquired Fund with information regarding the amount of such Acquiring Fund’s investments in the Acquired Fund upon the Acquired Fund’s reasonable request.

(d) Notwithstanding anything herein to the contrary, the Acquiring Fund will promptly notify the Acquired Fund in writing at the time of any purchase or acquisition of shares of the Acquired Fund that causes the Acquiring Fund to hold 3% or more of the Acquired Fund's total outstanding voting securities. Upon such investment, the Acquiring Fund shall also provide to the Acquired Fund in writing a list of the names of each "affiliated person" (as defined under the 1940 Act) of the Acquiring Fund that is: (i) a broker-dealer, (ii) a broker-dealer or bank that borrows as part of a securities lending program, (iii) an issuer that privately places its own fixed- income securities, (iv) a bank that provides credit support or structures money market securities, or (iv) a futures commission merchant or a swap dealer, and shall notify the Fund of any changes to such list as soon as reasonably practicable after a change occurs. [ADD where MN is the Acquiring Fund] [For the avoidance of doubt, the Acquiring Fund’s provision of such list is on a best-efforts basis, with each party acknowledging that the Acquiring Fund may not have transparency into the Acquiring Fund’s beneficial owners due to investments made through omnibus accounts maintained by financial intermediaries.]

(e) Acquiring Fund shall promptly notify Acquired Fund if at any time the Acquiring Fund and its “Advisory Group” (as defined in the Rule), individually or in the aggregate, hold more than 25% of the Acquired Fund’s total outstanding voting securities.

4.	Notices.

All notices, including all information that either Party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each Party specified below.

If to the [Acquiring][Acquired] Fund:	If to the [Acquired][Acquiring] Fund:
[Name] c/o [Company] [Address] [City, State, Zip] Fax: Email: With a copy to: [Name] Attn: Legal Dept. [Address] [City, State, Zip] Fax: Email:	[Series Name]
c/o Manning & Napier Fund, Inc.
Attn: Corporate Secretary
290 Woodcliff Drive, Fairport NY 14450
Email: ecraig@manning-napier.com

With a copy to:
Manning & Napier Advisors, LLC
Attn: Corporate Secretary
290 Woodcliff Drive, Fairport NY 14450
Email: sturner@manning-napier.com

6.	Term and Termination; Assignment; Amendment.

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue until terminated in writing by either Party upon 60 days’ notice to the other Party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule absent the Parties’ execution of a separate fund of funds investment agreement.

7.	Indemnification.

Each Party (an “Indemnifying Party”), severally and not jointly, agrees to hold harmless, indemnify and defend each other Party (an “Indemnitee”) and its principals, directors or trustees, officers, employees and agents (“Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Indemnitee , including any Agents, to the extent such Claims result from a violation of any provision of this Agreement by the Indemnifying Party or its Agents. Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims. Notwithstanding the foregoing, an Indemnifying Party shall not be responsible for any Claim against the Indemnitee Party or its Agents to the extent such Claim results from a violation of any provision of this Agreement or results from any willful misfeasance, bad faith, reckless disregard or gross negligence of the Indemnitee or its Agents in the performance of any of its duties or obligations hereunder. This Section shall survive any termination of this Agreement.

7.	Miscellaneous.

(a) This Agreement contains the entire understanding and agreement of the Parties regarding the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations.

(b) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but such counterparts shall together constitute one and the same document. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary.

(c) The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between the Parties that relates to the investment by the Acquiring Fund in the Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the Parties intended to permit investments beyond the statutory limits of Section 12(d)(1)(A) and (B) of the 1940 Act (the “Prior Section 12 Agreements”). The Parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

(d) This Agreement may not be assigned by either Party without the prior written consent of the other.

(e) This Agreement may be amended only by a writing signed by both Parties. In the event a Party wishes to include one or more series in addition to those originally set forth on Schedule A (each such series a “New Fund”), such Party shall so notify the other Party in writing, and, upon written agreement, each New Fund shall hereunder become an Acquiring Fund or an Acquired Fund, as the case may be, and Schedule A shall be amended accordingly.

(f) In any action involving the Acquiring Funds under this Agreement, the Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the Acquiring Fund.

(g) In any action involving the Acquired Funds under this Agreement, the Acquiring Fund agrees to look solely to the individual Acquired Fund that are involved in the matter in controversy and not to any other series of the Acquired Funds.

(g) Either Party may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

(h) If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(i) This Agreement shall be governed by Maryland law without regard to choice of law principles.

(j) Under no circumstances will any Party be liable to any person, including without limitation any other Party, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provision of this Agreement, even if such Party had been advised of the possibility of such loss or damages.

[(j)] [FOR Massachusetts business trusts] In the case of the [applicable Fund(s)], a copy of the Declaration of Trust of [name of applicable trust(s)] is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the Fund[(s)] shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the [applicable Fund(s)].

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

[Acquired Fund] [Acquiring Fund] on behalf of its series listed on Schedule A, Severally and Not Jointly

Name of Authorized Signer	Print	Signature
Title:

Manning & Napier Fund, Inc. on behalf of its series listed on Schedule A, Severally and Not Jointly

Name of Authorized Signer	Print	Signature
Title:

SCHEDULE A

List of Funds to Which the Agreement Applies

Acquiring Funds

[Fund Name]

Acquired Funds

Name of Acquired Fund	Acquiring Fund Investment Cap
[Fund Name]	X.X%